EXHIBIT 10.39

                                       TO

                       REGISTRATION STATEMENT ON FORM SB-2



                      -----------------------------------



             ADVANCE AND SUBORDINATION AGREEMENT AMONG THE COMPANY,
                 FINOVA CAPITAL CORPORATION, AND ENERFAB, INC.

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Agreement  made  this  30  day  of  September  ,  1996  between  FINOVA  Capital
Corporation (the "Lessor") and MENDOCINO Brewing Company, Inc. (the "Lessee") and Enerfab (the "Supplier").

WHEREAS, Lessor and Lessee have entered into a Lease Agreement #5754300 Schedule #5754301 (the "Lease")

WHEREAS, Lessor has agreed, under certain circumstances, to purchase certain brewery equipment as set forth on the annexed Exhibit "A" (the "Equipment") from the Supplier having a cost not to exceed $2,073,015.51 (the "Total Costs") and to lease the Equipment to Lessee under the terms and conditions of the Lesser

WHEREAS, Supplier has already delivered the Equipment to the Lessee and Lessee has left a deposit in the amount of $1,544,384.90 (the "Deposit") against the Total Cost with the Supplier;

Whereas, Lessor's purchase orders (the "Purchase Orders") for the Equipment to Supplier provide for payment of the balance of the Total Cost to the Supplier upon final acceptance of the Equipment by the Lessee; and upon satisfaction of certain ether terms and conditions under Lessor's Commitment dated August 1, 19 96 to Lessee ("the Commitment");

WHEREAS, Lessee has requested that lessor reimburse Lessee for a portion of the Deposit in the amount of $750,000.00 (the "Advance") prior to the final acceptance of the Equipment and prior to the satisfaction of the other terms and conditions of the Commitment; and

WHEREAS, subject to the terms and conditions set forth herein, Lessor is willing to make the Advance; and

NOW, THEREFORE, the parties agree as follows

1. Lessor shall, upon Lessee's written request, make the Advance as follows:

i. $750.000.00 to Lessee upon execution of this Agreement and receipt of satisfactory evidence to lessor of Lessee's payment of the Deposit.

ii. The balance of the Total Cost to the Supplier upon receipt by Lessor of a Delivery and Acceptance Receipt executed by Lessee, and upon satisfaction of all other terms and conditions of the Commitment on or before October 21 1996 (the "Outside Date").

2. Lessee agrees to pay to Lessor interest at the announced prime lending rate of Citibank, N.A, New York ("Citibank") (the "Prime lending Rate") plus three (3%) percent on a daily basis (but no more than the maximum rate allowed by low) on all funds advanced hereunder from the date of such Advance until the Commencement Date of the Lease (as that term is defined in the Lease). Prime Rate shall be determined as of the date of the Advance and adjusted monthly on the same day of the month thereafter. All accrued interest shall be payable on the Commencement Date of the Lease.


EXHIBIT 10.39

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3. In the event  Lessee  (i) fails to obtain  earthquake  insurance  in form and amounts satisfactory to lessor within thirty days of the date hereof, or (ii) fails to accept all of the Equipment on or before the Outside Date, or (iii) fails to satisfy all other terms and conditions of the Commitment, Lessee shall forthwith, upon Lessor's demand, refund to Lessor the Advance made by Lessor together with accrued interest as set forth in Paragraph 3 above. In the event Lessee fails to pay any such monies upon demand, interest shall accrue at a default rate of three (3%) percent in addition to the interest provided herein (but in no event more than the maximum rate permitted by law.

4. Lessee and Supplier acknowledges that title to the Equipment delivered to Lessee shall be owned by Lessor, tree and clear of all liens and encumbrances, subject to all of the terms and conditions of the Lease except as specifically provided herein and any interest of Supplier in the Equipment is subject and subordinated to Lessor's interest under the Lease and as otherwise provided herein. The failure to pay any sums when due hereunder shall constitute an event of default under the Lease and Lessor shall have all of its rights and remedies contained therein.

5. In order to induce Lessor to enter into this agreement, and to secure Lessee's indebtedness, liabilities and obligations to Lessor under this Agreement, the Lease or otherwise Lessee hereby grants Lessor a first security interest in all the furnishings, fixtures machinery and equipment located at Airport Park Drive, Ukiah, California and all proceeds thereof including but not limited to the Equipment. Lessee shall execute such UCC Financing Statements for the Equipment as Lessor deems necessary.

6. Upon payment of the balance of the Total Cost, Supplier shall execute and deliver to Lessor a release of any interest it may have in and to the Equipment and such other documents as Lessor shall reasonably request.

7. Lessor acknowledges that Supplier has a first security interest in the refrigeration system. Upon receipt of at least 95% of the Total Cost, Enerfab will release its security interest in the refrigeration System in favor Of Lessor.

FINOVA Capital Corporation

By:  /s/  Pam Marchant; VP

Mendocino Brewing Company, Inc.

By:  /s/  Norman Franks, V.P.

ENERFAB

By:  /s/  Terry Pfeister, CFO


EXHIBIT 10.39
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